Exhibit 5.1

Reinhart Boerner Van Deuren s.c. P.O. Box 2965 Milwaukee, WI 53201-2965 1000 North Water Street Suite 1700 Milwaukee, WI 53202 Telephone: 414-298-1000 Facsimile: 414-298-8097 reinhartlaw.com

April 7, 2026

Veru Inc.

2916 N. Miami Avenue, Suite 1000

Miami, Florida 33127

Ladies and Gentlemen:	Re: Registration Statement on Form S-3

We have acted as counsel to Veru Inc., a Wisconsin corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus included in the Registration Statement (the “Prospectus”), relating to the offer and sale of up to 23,800,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the exercise of warrants and pre-funded warrants to purchase Common Stock (collectively, the “Warrants”). The offer and sale of the Warrants and the Warrant Shares were registered pursuant to the Company’s then-effective shelf registration statement on Form S-3 (Registration No. 333-270606).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or any related applicable Prospectus, other than as expressly stated herein with respect to the issuance of any Warrant Shares.

In rendering this opinion we have, with your permission, relied on an officer’s certificate as to certain factual matters. In rendering this opinion we have, with your permission, assumed without investigation, verification or inquiry that all signatures on the documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete; each such document that is original is authentic and each such document that is a copy conforms to an authentic original

Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Warrant Shares, when issued and paid for in accordance with the terms of the applicable Warrants, will be validly issued, fully paid and nonassessable.

Milwaukee • Madison • Waukesha • Wausau • Chicago, IL

Rockford, IL • Minneapolis, MN • Denver, CO • Phoenix, AZ

Veru Inc.

April 7, 2026

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date hereof; they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressee hereof in connection with the Registration Statement. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We hereby consent to the use of our name beneath the caption “Legal Matters” in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours very truly,

REINHART BOERNER VAN DEUREN s.c.

BY	/s/ Benjamin G. Lombard

Benjamin G. Lombard